Exhibit 10.62

EXECUTION VERSION

Trademark Security Agreement

TRADEMARK SECURITY AGREEMENT, dated as of October 15, 2010, by each of the entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) of the Security Agreement referred to below (each a “Grantor” and, collectively, the “Grantors”), in favor of Credit Suisse AG, as agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

W i t n e s s e t h:

WHEREAS, pursuant to the Credit Agreement, dated as of October 15, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KNOLOGY, INC. (the “Borrower”), the Lenders and Issuers party thereto, the other parties thereto and Credit Suisse AG, acting through one or more of its branches, as Administrative Agent and Collateral Agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations; and

WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuers and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1.        Defined Terms

Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

Section 2.        Grant of Security Interest in Trademark Collateral

Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “Trademark Collateral”):

(a)        all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

(b)        all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(c)        all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

Section 3.        Security Agreement

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Knology, Inc. Knology Broadband, Inc. Valley Telephone Co., LLC Knology of Kansas, Inc. BlackHills FiberCom, LLC as Grantors

By:	/s/ M. Todd Holt

Name:	M. Todd Holt
Title:	President and Chief Financial Officer

ACCEPTED AND AGREED as of the date first above written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Bill O’ Daly
Name: Bill O’ Daly
Title: Director

By:	/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Associate

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

Trademarks

I.	Trademark Registrations

Owner of Record	Mark	Reg. No.	Reg. Date
Knology, Inc.	KNOLOGY MAKES SENSE	3042899	1/10/06
Knology, Inc.	BUILD YOUR OWN BUNDLE	3072515	3/28/06
Knology, Inc.	KNOLOGY MEANS BUSINESS	3134908	08/29/06
Knology, Inc.	B.Y.O.B.	3061747	02/28/06
Knology, Inc.	HOT SPOT KNOLOGY	3,841,228	8/31/10
Knology, Inc.	WE’RE ALL CONNECTED	3,618,196	5/12/09
Knology, Inc.	FLEXCONNECT	3,566,697	1/27/09
Knology Broadband, Inc.	KNOLOGY	2,237,536	4/6/99
Valley Telephone Cooperative, Inc.	VALLEY TRAVELGUARD	2,909,959	12/14/04
Black Hills FiberCom, LLC	PC PLUS PACKAGE	2,842,854	05/18/04
Knology of Kansas, Inc.	Geeks on Wheels	2,046,145	03/18/97
Knology of Kansas, Inc.	Sunflower Broadband	2,701,234	03/25/03
Knology of Kansas, Inc.	Broadband Man & Design	3,035,265	12/27/05
Knology of Kansas, Inc.	Broadband Man	3,037,903	1/3/06
Knology of Kansas, Inc.	Wave Runner	3,261,084	7/10/07
Knology of Kansas, Inc.	World Class Broadband, Hometown Care	3,601,113	4/7/09
Knology of Kansas, Inc.	ELLINGTON	3,188,380	12/19/06
Knology of Kansas, Inc.	DJANGO	3,117,015	7/18/06
Knology of Kansas, Inc.	LJWORLD	3,449,376	6/17/08
Knology of Kansas, Inc.	BASEHOR SENTINEL	3,449,375	6/17/08
Knology of Kansas, Inc.	SHAWNEE DISPATCH	3,449,374	6/17/08
Knology of Kansas, Inc.	THE LANSING CURRENT	3,449,373	6/17/08
Knology of Kansas, Inc.	THE EUDORA NEWS	3,449,372	6/17/08
Knology of Kansas, Inc.	THE DESOTO EXPLORER	3,449,371	6/17/08

Knology of Kansas, Inc.	BALDWIN CITY SIGNAL	3,449,370	6/17/08
Knology of Kansas, Inc.	MEDIAPHORMEDIA	3,409,941	4/8/08
Knology of Kansas, Inc.	LAWRENCE-JOURNAL-WORLD	2,468,984	7/17/01
Knology of Kansas, Inc.	LAWRENCE-JOURNAL-WORLD	2,383,130	9/5/00

  II. Trademark Applications

Knology of Kansas, Inc.	WELLCOMMONS	77/933,636	2/11/10
Knology of Kansas, Inc.	STORYMARKET	77/88,864	11/25/09
Knology of Kansas, Inc.	WELCOMMONS	77/933,629	2/11/10